Exhibit 99.3
ACORDA THERAPEUTICS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Acorda Therapeutics, Inc. ("Acorda" or the "Company") and Biotie Therapies Oyj ("Biotie"), Turku, Finland, and presents the Company's pro forma financial position and results of operations resulting from the Company's acquisition of Biotie (the "Acquisition").
The unaudited pro forma condensed combined balance sheet as of March 31, 2016 (the "Pro Forma Balance Sheet") gives effect to the Acquisition as if it had occurred on March 31, 2016, combining the unaudited condensed consolidated balance sheet of Acorda at March 31, 2016 and the unaudited condensed consolidated balance sheet of Biotie at March 31, 2016.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015, and for the three months ended March 31, 2016 (the "Pro Forma Statements of Operations"), give effect to the Acquisition, as if it had occurred on January 1, 2015, combining the audited results of Acorda for the year ended December 31, 2015 and the audited results of Biotie for the year ended December 31, 2015, and combining the unaudited results of Acorda for the three months ended March 31, 2016 and the unaudited results of Biotie for the three months ended March 31, 2016.
The Pro Forma Statements of Operations and the Pro Forma Balance Sheet are hereafter collectively referred to as the "Pro Forma Financial Information."
The Pro Forma Financial Information has been adjusted to give effect to matters that are directly attributable to the Acquisition and factually supportable. In addition, the Pro Forma Statements of Operations have been adjusted to give effect to only those matters that are expected to have a continuing impact on the operating results of the Company. The pro forma adjustments and Pro Forma Financial Information included herein were prepared using the acquisition method of accounting for the business combination under the provisions of Accounting Standards Codification ("ASC") 805, "Business Combinations" ("ASC 805"). The pro forma adjustments are based on preliminary estimates and certain assumptions that Acorda believes are reasonable under the circumstances. The fair value amounts assigned to the identifiable assets acquired and liabilities assumed is considered preliminary and subject to change once Acorda receives certain additional information it believes is necessary to finalize its fair value assessments and any changes to the fair values could be material. The Pro Forma Financial Information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities or revenue enhancements that may be realized subsequent to the Acquisition.
Acorda prepares its financial statements in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") with all amounts presented in U.S. dollars. Biotie prepares its financial statements in accordance with International Financial Reporting Standards ("IFRS") and IFRIC Interpretations, as issued by the International Accounting Standards Board ("IASB") with all amounts presented in Euros. Adjustments made to align Biotie's financial information prepared under IFRS with Acorda's accounting policies and presentation under U.S. GAAP are described in Note 4, "IFRS to U.S. GAAP Reconciliation and Presentation Reclassifications." Amounts which reference the transfer of consideration are translated from Euro to U.S. dollar using the spot rate of $1.14 to €1.00.
The Pro Forma Financial Information is unaudited and does not purport to represent what Acorda's combined results of operations would have been if the Acquisition had occurred on January 1, 2015, or what those results will be for any future periods, or what Acorda's combined balance sheet would have been if the Acquisition had occurred on March 31, 2016.
The following information should be read in conjunction with the Pro Forma Financial Information:
•	The accompanying notes to the Pro Forma Financial Information;
•	The audited consolidated financial statements of Acorda included in our Annual Report on Form 10–K for the fiscal year ended December 31, 2015, and filed with the SEC on February 29, 2016;

•
The historical unaudited consolidated financial statements of Acorda included in our Quarterly Report on Form 10–Q as of and for the three months ended March 31, 2016, and filed with the SEC on May 5, 2016;

•
The historical audited consolidated financial statements of Biotie for the year ended December 31, 2015, which were prepared in accordance with IFRS in EUR as the reporting currency, attached as Exhibit 99.1 to the Form 8–K/A; and

•
The historical unaudited interim condensed consolidated financial statements of Biotie as of and for the three months ended March 31, 2016 and for the three months ended March 31, 2015, prepared in accordance with International Accounting Standard 34, "Interim Financial Reporting," as issued by the International Accounting Standards Board in EUR as the reporting currency, attached as Exhibit 99.2 to the Form 8–K/A.

ACORDA THERAPEUTICS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2016
(In thousands of U.S. dollars)

	Historical Acorda as Presented	Historical Biotie Adjusted for U.S. GAAP and Reclassifications	Pro Forma Adjustments	Note	Pro Forma Combined
		(Note 4)

Assets
Current assets:
Cash and cash equivalents	$431,414	$77,231	$(351,449)	5(a)	$157,196
Restricted cash	190	-	-		190
Trade accounts receivable, net	41,623	680	-		42,303
Prepaid expenses	14,312	427	-		14,739
Finished goods inventory	39,667	-	-		39,667
Other current assets	17,075	742	-		17,817
Total current assets	544,281	79,080	(351,449)		271,912
Property and equipment, net of accumulated depreciation	38,027	565	-		38,592
Goodwill	183,636	7,110	90,167	5(b)	280,913
Deferred tax asset	12,273	-	-		12,273
Intangible assets, net of accumulated amortization	430,491	57,930	267,570	5(b)	755,991
Non-current portion of deferred cost of license revenue	2,747	-	-		2,747
Other assets	239	4,393	-		4,632
Total assets	$1,211,694	$149,078	$6,288		$1,367,060
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$21,355	$1,619	$-		$22,974
Accrued expenses and other current liabilities	73,475	5,467	6,593	5(b)	103,828
			18,293	5(c)
Current portion of deferred license revenue	9,057	-	-		9,057
Current portion of convertible notes payable	1,117	-	-		1,117
Total current liabilities	105,004	7,086	24,886		136,976
Convertible senior notes (due 2021)	292,624	-	-		292,624
Acquired contingent consideration	69,700	-	-		69,700
Non-current portion of deferred license revenue	39,249	-	-		39,249
Deferred tax liability	12,146	-	89,038	5(b)	101,184
Other non-current liabilities	8,959	37,491	(10,667)	5(b)	35,783
Commitments and contingencies
Stockholders' equity:
Total Acorda stockholders' equity	684,012	104,501	(122,794)	5(d)	665,719
Noncontrolling interests	-	-	25,825	5(b)	25,825
Total stockholders' equity	684,012	104,501	(96,969)		691,544
Total liabilities and stockholders' equity	$1,211,694	$149,078	$6,288		$1,367,060

See accompanying notes to the unaudited Pro Forma Financial Information

ACORDA THERAPEUTICS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2015
(In thousands of U.S. dollars, except per share data)

	Historical Acorda as Presented	Historical Biotie Adjusted for U.S. GAAP and Reclassifications	Pro Forma Adjustments	Note	Pro Forma Combined
		(Note 4)
Revenues:
Net product revenues	$466,111	$-	$-		$466,111
Royalty revenues	17,492	3,356	-		20,848
License revenue	9,057	-	-		9,057
Milestone revenue	-	791	-		791
Total net revenues	492,660	4,147	-		496,807

Costs and expenses:
Cost of sales	92,297	-	9,286	5(e)	101,583
Cost of license revenue	634	-	-		634
Research and development	149,209	28,162	(104)	5(e)	177,267
Selling, general and administrative	205,630	8,460	(855)	5(e)	213,235
Changes in fair value of acquired contingent consideration	10,900	-	-		10,900
Total operating expenses	458,670	36,622	8,327		503,619
Operating income (loss)	33,990	(32,475)	(8,327)		(6,812)
Other income (expense), net:
Interest and amortization of debt discount expense	(15,472)	(747)	(338)	5(e)	(16,557)
Interest income	440	24	-		464
Other income	411	1,803	-		2,214
Total other income (expense), net	(14,621)	1,080	(338)		(13,879)
Income (loss) from Continuing Operations before taxes	19,369	(31,395)	(8,665)		(20,691)
Benefit (provision) for income taxes	(8,311)	-	(244)	5(f)	(8,555)
Income (loss) from Continuing Operations	11,058	(31,395)	(8,909)		(29,246)
Less: Loss attributable to noncontrolling interests	-	2,149	610	5(g)	2,759
Income (loss) from Continuing Operations attributable to Acorda	$11,058	$(29,246)	$(8,299)		$(26,487)

Earnings (loss) from Continuing Operation per common share attributable to Acorda
Basic	$0.26				$(0.63)
Diluted	$0.25				$(0.63)
Weighted average common shares of Acorda used in computing net income (loss) per share
Basic	42,230				42,230
Diluted	43,621				42,230

See accompanying notes to the unaudited Pro Forma Financial Information

ACORDA THERAPEUTICS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2016
(In thousands of U.S. dollars, except per share data)

	Historical Acorda as Presented	Historical Biotie Adjusted for U.S. GAAP and Reclassifications	Pro Forma Adjustments	Note	Pro Forma Combined
		(Note 4)
Revenues:
Net product revenues	$110,148	$-	$-		$110,148
Royalty revenues	3,492	840	-		4,332
License revenue	2,264	-	-		2,264
Total net revenues	115,904	840	-		116,744

Costs and expenses:
Cost of sales	23,186	-	2,321	5(e)	25,507
Cost of license revenue	159	-	-		159
Research and development	44,570	6,080	(20)	5(e)	50,630
Selling, general and administrative	58,980	5,102	(7,859)	5(e)	56,223
Changes in fair value of acquired contingent consideration	6,200	-	-		6,200
Total operating expenses	133,095	11,182	(5,558)		138,719
Operating income (loss)	(17,191)	(10,342)	5,558		(21,975)
Other income (expense), net:
Interest and amortization of debt discount expense	(3,723)	(161)	(87)	5(e)	(3,971)
Interest income	215	29	-		244
Other income (expense)	10,442	(2,167)	(10,289)	5(e)	(2,014)
Total other income (expense), net	6,934	(2,299)	(10,376)		(5,741)
Loss from Continuing Operations before taxes	(10,257)	(12,641)	(4,818)		(27,716)
Benefit (provision) for income taxes	9,737	-	3,730	5(f)	13,467
Loss from Continuing Operations	(520)	(12,641)	(1,088)		(14,249)
Less: Loss attributable to noncontrolling interests	-	865	75	5(g)	940
Loss from Continuing Operations attributable to Acorda	$(520)	$(11,776)	$(1,013)		$(13,309)

Loss from Continuing Operations per common share attributable to Acorda
Basic	$(0.01)				$(0.30)
Diluted	$(0.01)				$(0.30)
Weighted average common shares of Acorda used in computing net loss per share
Basic	44,815				44,815
Diluted	44,815				44,815

See accompanying notes to the unaudited Pro Forma Financial Information

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
1. Basis of Presentation
On March 11, 2016, Acorda Therapeutics, Inc. ("Acorda" or the "Company") commenced a voluntary public tender offer to purchase all of the issued and outstanding shares ("Shares"), American Depositary Shares ("ADSs"), stock options ("Option Rights"), share units ("Share Rights") and warrants ("Warrants") (collectively, the "Equity Interests") in Biotie Therapies Corp ("Biotie") that are not owned by Biotie or any of its subsidiaries (the "Tender Offer"). The initial acceptance period for the Tender Offer (the "Offer Period") expired on April 8, 2016.  The consideration offered by Acorda for all issued and outstanding Shares, ADSs, Option Rights, Share Rights and Warrants of Biotie in the Transaction was (i) EUR 0.2946 in cash per Share, (ii) EUR 23.5680 in cash per ADS, (iii) various prices for the Option Rights and Share Rights depending on their exercise price and (iv) EUR 0.1664 in cash per Warrant.
On April 18, 2016, the purchase of the Equity Interests tendered during the Offer Period closed. In accordance with the terms and conditions of the Tender Offer, the offer consideration was paid to the holders of Equity Interests who had validly accepted the Tender Offer by April 8, 2016, with Equity Interests denominated in U.S. dollars paid based on the European Central Bank EUR/USD spot rate of 1.1396 as of the close of business on April 12, 2016.
The Equity Interests purchased by Acorda represent approximately 93% of all the shares and votes in Biotie on a fully-diluted basis as defined in the terms and conditions of the Tender Offer (the "Acquisition").  On May 4, 2016, the Company acquired another approximately 4% of Biotie's fully diluted capital stock pursuant to a subsequent public offer to Biotie stockholders that did not tender their shares in the initial tender offer.  Accordingly, the Company currently owns approximately 96.77% of the fully diluted capital stock of Biotie.  The Company intends to acquire all remaining shares of Biotie capital stock that have not been tendered to the Company pursuant to compulsory redemption proceedings under Finnish law that the Company initiated in April 2016.  The Company expects to complete the acquisition of 100% of Biotie pursuant to these compulsory redemption proceedings in the second half of 2016.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial information of Acorda and Biotie. The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, "Fair Value Measurement" ("ASC 820"). The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results.
ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under US GAAP, expands disclosures about fair value measurements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date". Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold and/or assets may be required to be valued at a fair value measurement that do not reflect management's intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.
ASC 805 requires, among other things, that most assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date and that the fair value of acquired in-process research and development ("IPR&D") be recorded on the balance sheet.
The accompanying Pro Forma Balance Sheet as of March 31, 2016 gives effect to the Acquisition as if it had occurred on March 31, 2016, combining the unaudited balance sheet of Acorda and the unaudited balance sheet of Biotie as of March 31, 2016.
The accompanying Pro Forma Statements of Operations for the year ended December 31, 2015, and for the three months ended March 31, 2016, give effect to the Acquisition as if it had occurred on January 1,

2015, combining the audited results of Acorda and Biotie for the year ended December 31, 2015, and combining the unaudited results of Acorda and Biotie for the three months ended March 31, 2016.
The period end exchange rate applicable to the purchase accounting adjustments and to Biotie for the Pro Forma Balance Sheet and the average exchange rate during the periods presented for the Pro Forma Statements of Operations are as follows:

		USD/EUR
As of March 31, 2016	Period End Spot Rate	$1.14
Year ended December 31, 2015	Average Spot Rate	$1.11
Three months ended March 31, 2016	Average Spot Rate	$1.10

The Pro Forma Financial Information is not intended to reflect the financial position or results of operations which would have actually resulted had the Acquisition been effected on the dates indicated. Further, the results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

2. Summary of Significant Accounting Policies
Acquisition accounting rules require evaluation of certain assumptions, estimates or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. Adjustments were made to: (i) convert the financial statements of Biotie from IFRS to US GAAP, (ii) conform to the Company's accounting policies and classifications, (iii) and translate the Euro amounts into U.S. dollars, as set out further in Note 4, "IFRS to U.S. GAAP Reconciliation and Presentation Reclassifications."  For the purposes of preparing this unaudited pro forma condensed combined financial information, management has prepared these adjustments based on a preliminary analysis of the adjustments required to convert Biotie's financial statements from IFRS to US GAAP. Apart from these adjustments, the accounting policies of Acorda may materially vary from those of Biotie. During the preparation of this unaudited pro forma condensed combined financial information, management has performed a preliminary analysis of Biotie's accounting policies. The Company's assessment is ongoing and, at the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments made herein, the Company is not aware of any other material differences. Accordingly, this unaudited pro forma condensed combined financial information assumes no other material differences in accounting policies between the two companies. Management will conduct a final review of Biotie's accounting policies in an effort to determine if additional differences in accounting policies and/or additional differences between IFRS and US GAAP require adjustment or reclassification of Biotie's results of operations or require reclassification of assets or liabilities to conform to Acorda's accounting policies and classifications, or US GAAP or other adjustments which may be required by acquisition accounting rules. As a result of that review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.
3. Preliminary Purchase Price Allocation
The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary. An independent third-party appraiser assisted in performing a preliminary valuation. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Biotie's tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments or other increases or decreases to amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, may be material.
The following table summarizes the allocation of the purchase price as if the Acquisition had occurred on March 31, 2016 on the basis of a preliminary assessment of the fair values of the assets acquired and liabilities assumed reflecting a Euro to U.S. dollar using the spot exchange rate of $1.14 to €1.00:

(In thousands)	Amount
Current assets	$79,080
Other long-term assets	4,958
Intangible assets	325,500
Current liabilities	(13,679)
Deferred taxes	(89,038)
Other long-term liabilities	(26,824)
Fair value of assets and liabilities acquired	279,997
Goodwill	97,277
Total purchase price	377,274
Less: Noncontrolling interests	(25,825)
Purchase consideration on date of acquisition	$351,449

The fair values of acquired assets and liabilities are based on preliminary cash flow projections and other assumptions. The preliminary fair values of acquired intangible assets were determined by applying the income approach, using several significant unobservable inputs for projected cash flows and a discount rate. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance. These preliminary fair values are subject to change as the Company obtains additional information finalizing these fair values and such changes to fair values could be material.
The fair values of Biotie's long-term financial liabilities are based on preliminary cash flow projections and other assumptions. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance. These preliminary fair values are subject to change as the Company obtains additional information finalizing these fair values and such changes to fair values could be material.
The fair value of the deferred taxes are based on the book and tax basis differences of the fair value step-ups attributable to identifiable assets acquired at the applicable statutory rate. The statutory rate was based upon the jurisdictions of the identifiable intangible assets. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon management's final determination of the fair values of the tangible and identifiable intangible assets acquired by jurisdiction.  Income tax rates do not take into account any possible future tax events or changes in planned structure for the combined company.
The fair value of the noncontrolling interests on the date of acquisition of $25.8 million was comprised of the fair value of Biotie's Equity Interests not acquired by Acorda. The fair value of the noncontrolling interest for Biotie's Equity Interest that was not acquired by Acorda was determined by a quoted market price that is considered to be a Level 1 input under the fair value measurements and disclosure guidance.
The excess of the purchase price and the noncontrolling interests over the acquired net assets has been allocated to goodwill.
Of the total $351.4 million acquisition date purchase price, $325.5 million has been allocated to definite- and indefinite-lived intangible assets acquired. Acquired intangible assets and their estimated useful lives consist of the following:

(In thousands)	Useful life	Amount
Currently marketed products	7 years	$65,000
IPR&D		260,500
Total intangible assets acquired		$325,500

The definite-lived intangible assets will be amortized on a straight line basis over the period in which the Company expects to receive economic benefit and will be reviewed for impairment when facts and circumstances indicate that the carrying value of the asset may not be recoverable.
The fair value of IPR&D will be capitalized as of the acquisition date and subsequently accounted for as an indefinite-lived intangible asset until disposition of the asset or completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the completion of the acquisition, these assets will not be amortized into earnings; instead, these assets will be subject to periodic impairment testing. Upon successful completion of the development process for an acquired IPR&D project, determination as to the useful life of the asset will be made. The assets will then be considered definite-lived intangible assets and amortization of the assets into earnings would begin over the estimated useful life of the assets.

4. IFRS to U.S. GAAP Reconciliation and Presentation Reclassifications
The historical financial statements of Biotie are presented in Euros and have been prepared in accordance with IFRS as issued by the IASB. The Biotie unaudited financial information reflected in the pro forma financial information has been adjusted for the identified preliminary differences between IFRS and US GAAP and translated from the Euro amounts into U.S. dollars. In addition, certain balances were reclassified from the Biotie unaudited historical financial statements so that their presentation would be consistent with the Company's presentation. These adjustments and reclassifications are based on management's preliminary analysis. When management conducts a final review in an effort to determine whether additional differences in accounting policies require adjustment or reclassification of Biotie's results of operations or reclassification of assets or liabilities to conform to Acorda's accounting policies and classifications or are required by acquisition accounting rules, additional differences may be identified that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.
Unaudited Pro Forma Biotie Condensed Consolidated Balance Sheet

	As of March 31, 2016
	Under IFRS In EUR *	Adjustments to Reconcile to U.S. GAAP and to conform to Acorda's presentation In EUR	Ref.	Under U.S. GAAP and conforming to Acorda's presentation In EUR	Under U.S. GAAP In USD
(in thousands)
Assets
Current assets:
Cash and cash equivalents	€42,900	€25,113	(b)	€68,013	$77,231
Short-term investments	25,113	(25,113)	(b)	-	-
Trade accounts receivable, net	599	-		599	680
Prepaid expenses	376	-		376	427
Other current assets	653	-		653	742
Total current assets	69,641	-		69,641	79,080
Property and equipment, net of accumulated depreciation	498	-		498	565
Goodwill	6,261	-		6,261	7,110
Intangible assets, net of accumulated amortization	51,016	-		51,016	57,930
Other assets	3,869	-		3,869	4,393
Total assets	€131,285	€-		€131,285	$149,078
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	€1,426	€-		€1,426	$1,619
Accrued expenses and other current liabilities	4,815	-		4,815	5,467
Total current liabilities	6,241	-		6,241	7,086
Non-current financial liabilities	20,690	(20,690)	(b)	-	-
Other non-current liabilities	12,326	20,690	(b)	33,016	37,491
Commitments and contingencies
Stockholders' equity:
Equity attributable to Biotie shareholders	92,028	-		92,028	104,501
Total stockholders' equity	92,028	-		92,028	104,501
Total liabilities and stockholders' equity	€131,285	€-		€131,285	$149,078

*	Certain changes were made to align the presentation of Biotie's financial information with Acorda's presentation.

Unaudited Pro Forma Biotie Condensed Consolidated Statement of Operations

	For the year ended December 31, 2015
(in thousands)	Under IFRS In EUR *	Adjustments to Reconcile to U.S. GAAP and to conform to Acorda's presentation In EUR	Ref.	Under U.S. GAAP and conforming to Acorda's presentation In EUR	Under U.S. GAAP In USD
Revenues:
Royalty revenues	€3,023	€-		€3,023	$3,356
Milestone revenue	713	-		713	791
Total net revenues	3,736	-		3,736	4,147

Costs and expenses:
Research and development	25,864	(38)	(a)	25,370	28,162
		(456)	(b)
Selling, general and administrative	7,755	(3)	(a)	7,621	8,460
		(131)	(b)
Other operating income	(587)	131	(b)	-	-
		456	(b)
Total operating expenses	33,032	(41)		32,991	36,622
Operating income (loss)	(29,296)	41		(29,255)	(32,475)
Other income (expense), net:
Interest and amortization	(673)	-		(673)	(747)
Interest income	22	-		22	24
Other income	1,624	-		1,624	1,803
Total other income, net	973	-		973	1,080
Income (loss) before taxes	(28,323)	41		(28,282)	(31,395)
Benefit (provision) for income taxes	-	-		-	-
Net income (loss)	€(28,323)	€41		€(28,282)	$(31,395)

*	Certain changes were made to align the presentation of Biotie's financial information with Acorda's presentation.

Unaudited Pro Forma Biotie Condensed Consolidated Statement of Operations

	For the three months ended March 31, 2016
(in thousands)	Under IFRS In EUR *	Adjustments to Reconcile to U.S. GAAP and to conform to Acorda's presentation In EUR	Ref.	Under U.S. GAAP and conforming to Acorda's presentation In EUR	Under U.S. GAAP In USD
Revenues:
Royalty revenues	€762	€-		€762	$840
Total net revenues	762	-		762	840

Costs and expenses:
Research and development	5,620	(107)	(a)	5,513	6,080
Selling, general and administrative	4,762	(103)	(a)	4,626	5,102
		(33)	(b)
Other operating income	(33)	33	(b)	-	-
Total operating expenses	10,349	(210)		10,139	11,182
Operating income (loss)	(9,587)	210		(9,377)	(10,342)
Other income (expense), net:
Interest and amortization	(146)	-		(146)	(161)
Interest income	26	-		26	29
Other expense	(1,965)	-		(1,965)	(2,167)
Total other expense, net	(2,085)	-		(2,085)	(2,299)
Income (loss) before taxes	(11,672)	210		(11,462)	(12,641)
Benefit (provision) for income taxes	-	-		-	-
Net income (loss)	€(11,672)	€210		€(11,462)	$(12,641)

*	Certain changes were made to align the presentation of Biotie financial information with Acorda's presentation.

The following reclassifications and adjustments were made to reconcile Biotie's financial information, as reported under IFRS, with U.S. GAAP and to conform to Acorda's presentation:

(a)
There are differences between the accounting for the Biotie stock option plans under IFRS and U.S. GAAP related to the method of recognizing expense over the requisite service period. This adjustment represents the difference between the treatment under U.S. GAAP and IFRS.

(b)
There are differences between Biotie's historical reporting and the presentation in Acorda's financial statements. These reclassifications align Biotie's presentation with Acorda's presentation as follows:

Balance Sheet: reclassify (i) amounts held in money market funds from short-term investments to cash and cash equivalents and (ii) non-current financial liabilities to other non-current liabilities.

Statement of Operations: reclassify (i) grant income from other operating income to research and development expense and (ii) rental and sublease income from other operating income to selling, general, and administrative expense.

5. Pro Forma Adjustments
The following pro forma adjustments were made to reflect the Acquisition and the combination of Acorda and Biotie:

(a)	Adjustment to reflect the $351.4 million of cash paid to holders of Biotie's Equity Interests for the Acquisition.
(b)	Fair value adjustments as a result of the purchase price allocation

(In thousands)
Goodwill
Reversal of Biotie's historical goodwill	$(7,110)
Goodwill recognized in the Acquisition	97,277
Total	$90,167

Intangible Assets
Reversal of Biotie's historical intangible assets	$(57,930)
Acquired identifiable intangible assets	325,500
Total	$267,570

Acquired deferred tax liabilities	$89,038

Other non-current liabilities
Reversal of Biotie's historical non-current financial liabilities and accrued interest	$(35,124)
Acquired non-current liabilities – fair value	33,439
Deferred revenue - fair value adjustment	(2,271)
Deferred rent – fair value adjustment	(118)
Reclassification of other non-current liabilities to other current liabilities	(6,593)
Total	$(10,667)

Noncontrolling interests – fair value adjustment	$25,825

Noncontrolling Interests – represents the fair value of the Equity Interests that were not acquired as of the date of the Acquisition.

(c)	Adjustment to reflect for accrual of costs incurred subsequent to March 31, 2016 that directly related to the Acquisition.

(In thousands)
Transaction costs incurred in connection with the Acquisition	$12,570
Biotie employee change of control bonuses	5,723
Total	$18,293

Transaction costs – represent $5.8 million and $6.8 million in costs paid by Acorda and Biotie, respectively, that were incurred subsequent to March 31, 2016.
Biotie employee change of control bonuses – represents cash bonus payments for Biotie employees that were triggered upon the Acquisition.

(d)	Stockholders' Equity

(In thousands)
Elimination of Biotie historical shareholders' equity	$(104,501)
Accrual of transaction costs incurred subsequent to March 31, 2016	(12,570)
Accrual of change of control cash bonus paid to Biotie employees subsequent to March 31, 2016	(5,723)
Total	$(122,794)

(e)	Operating Expenses

(In thousands)	Year Ended December 31, 2015	Three Months Ended March 31, 2016
Cost of sales
Amortization of acquired intangible assets	9,286	2,321

Research and development
Reversal of Biotie's historical intangible amortization expense	(104)	(20)

Selling, general and administrative
Reversal of transaction costs incurred and included in the statement of operations	(855)	(7,859)

Other Income (Expense), Net
Reversal of Acorda's unrealized gain on foreign currency options	-	(10,289)

Interest Expense
Amortization of the fair value adjustment on non-current liabilities	338	87

Foreign currency options – represents the reversal of the unrealized gain on the foreign currency options entered into by Acorda to limit its exposure to fluctuations in exchange rates between the U.S. dollar and the Euro until the Acquisition was completed.

(f)
Adjustment to reflect the income tax impact of the pro forma adjustments related to the Acquisition using the applicable effective income tax rates. Income tax rates do not take into account any possible future tax events or changes in planned structure for the combined company.

(g)	Adjustment to reflect the net loss attributable to the noncontrolling interest resulting from the Acquisition.